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                                                                     Exhibit 4.4

                                JUST TOYS, INC.

                                  STOCK OPTION


         OPTION dated this 5th day of December 1996 (the "Effective Date"), granted by Just Toys, Inc., a Delaware corporation (hereinafter the "Company"), to Morton J. Levy (the "Holder").

         WHEREAS, the Company desires to afford the Holder the opportunity to purchase shares of its Common Stock, par value $.01 per share (the "Common Stock"), as hereinafter provided; and

         WHEREAS, on December 5, 1996, the Board of Directors authorized the grant of the option conferred hereby to the Holder.

         NOW, THEREFORE, in consideration of the foregoing premises, the Company hereby agrees as follows:

         1.   Grant of Option.  The Company hereby grants to the Holder an
              ---------------
    option (the "Option") to purchase up to an aggregate of 50,000 shares of Common Stock (such number of shares being subject to adjustment as provided in paragraph 5 hereof) on the terms and subject to the conditions hereinafter set forth. The Holder shall not have any of the rights of a shareholder of the Company with respect to the shares of Common Stock covered by the Option except to the extent that one or more certificates for such shares shall be delivered to him upon the due exercise of the Option.

         2.   Purchase Price.  The purchase price per share of the shares of
              --------------
    Common Stock to be issued upon exercise of the Option shall be the closing price of a share of the Common Stock on the Nasdaq National Market on the Effective Date.

         3.   Expiration Date; Vesting of Option.  (a) Subject to the provisions
              ----------------------------------
    of paragraph 5 hereof, the Option shall expire at 5:00 P.M. New York time on December 4, 2006 (the "Expiration Date"), and any portion of the Option remaining unexercised after such time shall be cancelled without further notice or action.

              (b) The Option may be exercised in full or in installments at any time after the Effective Date and prior to the Expiration Date.

         4.   Non-Transferability.  The Option, and the rights and privileges
              -------------------
    conferred hereby, are not transferable by the Holder other than by will or under the laws of descent and distribution. Any attempted assignment, transfer, pledge, hypothecation or other disposition of
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    the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall render the Option null and void.

         5.   Adjustments.   (a) New option rights may be substituted for the
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    Option, or the Company's duties as to the Option may be assumed, by a corporation other than the Company, or by a parent or subsidiary of the Company or such corporation, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or like occurrence in which the Company is involved. Notwithstanding the foregoing or the provisions of Sections 5.1(b) and (c) hereof, in the event such corporation, or parent or subsidiary of the Company or such corporation, does not substitute new option rights for and substantially equivalent to, the Option, or assume the Option, the Option shall terminate and thereupon become null and void (i) upon dissolution or liquidation of the Company, or similar occurrence, (ii) upon any merger, consolidation, acquisition, separation, reorganization, or similar occurrence, where the Company will not be a surviving entity or (iii) upon a transfer of substantially all of the assets of the Company or more than 80% of the outstanding shares of Common Stock in a single transaction; provided, however, that the Holder shall have the right immediately prior to or concurrently with such dissolution, liquidation, merger, consolidation, acquisition, separation, reorganization or similar occurrence, to exercise any unexpired portion of the Option whether or not then exercisable.

              (b) The existence the Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of Common Stock or subscription rights thereto, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

              (c) In the event that the Stock Option Committee (the "Committee") of the Company's Board of Directors determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other corporate transaction or event affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Option, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number of shares of Common Stock subject to the Option and
    (ii) the exercise price with respect to the Option or, if deemed appropriate, make provision for a cash payment to the Holder. Without limiting the generality of the foregoing, any such adjustment shall be deemed to have prevented any dilution and enlargement of the Holder's rights if the Holder receives in any such adjustment rights

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    which are substantially similar (after taking into account the fact that the
    Holder has not paid the applicable exercise price) to the rights the Holder would have received had he exercised the Option and become a shareholder of the Company immediately prior to the event giving rise to such adjustment.

              (d) Adjustments and elections under this Section 5 shall be made by the Committee whose determination as to what adjustments, if any, shall be made and the extent thereof shall be final, binding and conclusive.

         6.   Securities Regulations.  (a) If at any time the Company's Board of
              ----------------------
    Directors shall in its discretion determine that the listing, registration or qualification of the shares of Common Stock subject to the Option upon any securities exchange or under any federal or state law, or the approval or consent of any governmental regulatory body, is necessary or desirable in connection with the issuance or purchase of such shares hereunder, the Option shall not be exercisable in whole or in part unless such listing, registration, qualification, approval or consent shall have been effected or obtained free from any conditions not reasonably acceptable to the Company's Board of Directors.

              (b) Unless at the time of the exercise of the Option and the issuance of the shares of Common Stock purchased by the Holder pursuant thereto there shall be in effect as to such shares a Registration Statement under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations of the Securities and Exchange Commission (the "Commission"), the Holder shall deliver to the Company at the time of exercise, a certificate in a form reasonably satisfactory to the Company and/or counsel to the Company (i) acknowledging that the shares of Common Stock so acquired may be "restricted securities" within the meaning of Rule 144 promulgated under the Act; (ii) certifying that he is acquiring the shares of Common Stock issuable to him upon such exercise for the purpose of investment and not with a view to their sale or distribution; and (iii) containing the Holder's agreement that such shares of Common Stock may not be sold or otherwise disposed of except in accordance with applicable provisions of the Act. The Company shall not be required to issue or deliver certificates for shares of Common Stock until there shall have been compliance with all applicable laws, rules and regulations, including rules and regulations of the Commission.

         7.   Loans and Financial Accommodations to Holder.  (a) In order to
              --------------------------------------------
    assist the Holder with the acquisition of shares of Common Stock pursuant to the exercise of the Option, including the payment of any taxes resulting from such exercise, the Committee may, in its discretion authorize (i) the extension of a loan to the Holder by the Company, (ii) the payment by the Holder of the purchase price of such shares in installments, (iii) the guarantee by the Company of a loan obtained by the Holder from a third party or (iv) such other reasonable arrangements to facilitate the exercise of the Option in accordance with applicable law.

              (b) The Committee or the Board of Directors shall determine the terms of any loan or guarantee made pursuant hereto, including the interest rate and other terms of repayment thereof, and whether such loan or guarantee shall be secured or unsecured. Each loan shall be

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    evidenced by a promissory note having a maximum term to maturity of not more than sixty (60) months. The maximum amount of any loan or guarantee shall be the option price for shares purchased upon exercise of the Option plus
    (i) related interest payments and (ii) the amount of tax liability incurred by the Holder as a result of the exercise of the Option. No amount loaned to the Holder and no amount the repayment of which is guaranteed by the Company shall be used for any purpose other than payment of (i) the purchase price of shares acquired upon the exercise of the Option, (ii) taxes attributable to such exercise and (iii) interest.

         8.   Method of Exercising Option.  (a) The Option (or installments
              ---------------------------
    thereof) may be exercised by executing and delivering an Option Exercise Notice in the form attached hereto as Exhibit A. Such notice shall be
                                          ---------
    accompanied by payment of the full purchase price as follows: (i) in cash (including check, bank draft or money order) payable to the order of the Company or (ii) at the discretion of the Committee, by delivering to the Company shares of Common Stock already owned by the Holder, and having a fair market value (as defined in paragraph 8(b)) on the date of exercise equal to the option price or a combination of such shares and cash, or (iii) by any other proper method specifically approved by the Committee.

              (b) For the purpose of any computation under paragraph 8(a) of the fair market value per share of Common Stock, such value shall be deemed to mean (i) if the of Common Stock is quoted on the Nasdaq National Market System or listed on a national securities exchange, the closing price on such market or such exchange, (ii) if the of Common Stock is not quoted on the Nasdaq National Market System or listed on a national securities exchange, the mean between the closing bid and asked prices of publicly-traded shares of Common Stock in the over-the-counter market as reported on the Nasdaq system or by any nationally recognized quotation service selected by the Company, or (iii) if the Common Stock is not then publicly-traded, as determined, in good faith, by the Committee, on the date of exercise of the Option, or if such date shall not be a day during which shares of Common Stock were traded, then on the next date immediately preceding such date during which such trades were effected.

              (c) If the Option should be exercised in part only, the Company shall, upon surrender of the Option for cancellation, execute and deliver a new option evidencing the rights of the Holder to purchase the balance of the shares of Common Stock purchasable hereunder. All shares purchased hereunder shall be deemed to be fully paid and non-assessable.

         9.   Conditions to Issuance of Shares.  The Company shall not be
              --------------------------------
    required to issue any certificate for shares of Common Stock purchased upon the exercise of the Option unless such shares are at the time of such exercise listed on the Nasdaq National Market or any national securities exchange on which the Common Stock may then be listed.

         10.  General.  (a)  The Option shall be construed in accordance with
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    the laws of the State of New York and shall be binding upon the Company and inure to the benefit of the Holder and any successors of the business of the Company, but, except as provided for herein, neither the Option nor any rights or privileges conferred hereunder shall be assignable by the Holder.

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              (b) The Company may establish from time to time, appropriate procedures to provide for payment or withholding of such income or other taxes as may be required by law to be paid or withheld in connection with the exercise of the Option. The Holder shall pay the Company all such amounts requested by the Company to permit the Company to take any deduction available to it resulting from the exercise of the Option. The Company may also establish, from time to time, appropriate procedures to ensure that the Company receives prompt advice concerning the occurrence of any event which may create, or affect the timing or amount of, any obligation to pay or withhold any such taxes or which may make available to the Company any tax deduction resulting from the occurrence of such event, and the Holder will comply with all such procedures so established.

         IN WITNESS WHEREOF, the Company has caused the Option to be duly executed by its duly authorized officer, on the day and year first above written.

                                 JUST TOYS, INC.



                                 By: /s/ Barry Shapiro
                                     -----------------
                                     Barry Shapiro
                                     President and Chief Operating Officer


    Agreed to and Accepted:


    /s/ Morton J. Levy
    ------------------
    Morton J. Levy

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                                                                       EXHIBIT A
                                                                       ---------

                         FORM OF OPTION EXERCISE NOTICE
                         ------------------------------



                                                  ____________ __, ____


    Just Toys, Inc.
    50 West 23rd Street
    New York, New York 10010

    Attention:  President

    Ladies and Gentlemen:

              The undersigned hereby irrevocably elects to exercise the within Option to the extent of purchasing ________ shares of Common Stock at $__________ per share for an aggregate purchase price of $__________________. Enclosed is payment of the purchase price as follows (check applicable box):

    [ ]  1.   Payment in Cash.

              Check, bank draft or money order in the aggregate amount of the exercise price, payable to Just Toys, Inc.

    [ ]  2.   Payment with Common Stock or Common Stock and Cash.

             (a) Delivery of Certificate No.(s)__________ representing ________ shares of Common Stock, duly endorsed to Just Toys, Inc. The shares of Common Stock evidenced by such certificate have been valued at $_______ per share, in accordance with Section 8(b) of the Option. I understand that if the enclosed certificate represents more full shares of Common Stock than are necessary to cover the exercise price, the Company will deliver to the undersigned a certificate covering the excess number of full shares.

             (b) Check, bank draft or money order for the remaining exercise price of $__________, payable to Just Toys, Inc. (required if a fractional share is involved or if payment is being made only partly with Common Stock).

              Please have the certificate representing said shares forwarded to me as indicated below.

                                      A-1
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              Instructions:  PLEASE PRINT YOUR NAME BELOW (FIRST, MIDDLE
              -------------
    INITIAL, LAST). If joint tenancy is requested, please mark the box below and list both names in full.


             Mr._________________   Soc. Sec. #  __________________
             Mrs.________________   Soc. Sec. #  __________________
             Miss________________   Soc. Sec. #  __________________
             Ms._________________   Soc. Sec. #  __________________

                   Joint Tenancy [ ]


              Street Address _______________________________________

              City ________________ State ___________ Zip Code _____


                                        Very truly yours,

-

                                        ________________________
                                               (Signature)



                                        ________________________
                                               (Signature)



                                      A-2